Exhibit 99.1

Matinas BioPharma Appoints Global Pharmaceutical Drug Development Industry Leader Theresa Matkovits, Ph.D., Chief Development Officer; Further Expands Manufacturing and Clinical Development Team

- Dr. Matkovits is an industry leader with 20+ years of proven global drug development success bringing 4 approved medicines to several global markets -

- Frank Calamusa, CSCP, an established biotech CMC leader with 20+ years of experience, appointed Executive Director, Head of Manufacturing and Supply Chain –

- Jenel Cobb, Ph.D., PMP, an accomplished professional with proven track record of managing global program teams, appointed as Director, Project Management -

Bedminster, NJ (October 15 , 2018) – Matinas BioPharma Holdings, Inc. (NYSE AMER: MTNB), a clinical-stage biopharmaceutical company, announced today that it has appointed industry and drug development veteran Theresa Matkovits, Ph.D. as Chief Development Officer. The Company also announced that it has strengthened its manufacturing, supply chain and clinical development teams with the appointments of Frank Calamusa, CSCP and Jenel Cobb, Ph.D., PMP.

“We are thrilled to have Theresa and her team join Matinas at such an important inflection point for our Company,” commented Jerome Jabbour, Chief Executive Officer of Matinas. “Dr. Matkovits is a well-known and respected pharma and biotech leader and her in-depth knowledge of the industry and the key relationships she has established over the course of her career in the pharma sector will be invaluable as we look to maximize the value of our lipid nano-crystal (LNC) delivery platform. At the same time, we are all intently focused on pursuing the significant opportunities associated with driving MAT9001 forward as a potential best-in-class cardiovascular therapy in what is projected to be a new, multi-billion dollar omega-3 drug class. This influx of critical pharmaceutical talent better positions us to be able to unlock all of the unrecognized value within each of our differentiated products.”

Dr. Matkovits is a well-established C-level executive with proven and extensive global drug development and commercialization experience. Her vast expertise ranges from large global multinational pharmaceutical companies to mid-size and small biotech settings and spans all phases of drug development including bringing to market a number of globally-approved and registered products and late-stage products including biologics, small molecules, and devices across multiple therapeutic areas. Her areas of expertise include anti-infectives, antivirals, endocrine disorders, central nervous system disorders, and women’s health, including drug products focused on a number of orphan indications.

“This is a very exciting time for the Matinas team. The Company has generated compelling data and demonstrated its LNC platform to be a potential best-in-class delivery system for the safe, targeted intracellular delivery of a broad range of molecules,” commented Dr. Matkovits. “Importantly, these advancements now position us to advance our clinical-stage products, like MAT2203, into important areas of unmet medical need, while expanding utilization of this platform delivery technology into new frontiers of medicine, such as gene therapy. I am looking forward to working with the team to capitalize on the potentially significant opportunities within our reach.”

Matinas further bolstered its manufacturing and clinical development teams with the appointments of Frank Calamusa, CSCP as Executive Director, Head of Manufacturing and Supply Chain and Jenel Cobb, Ph.D., PMP as Director, Project Management.

Dr. Theresa Matkovits

Dr. Matkovits joins Matinas having most recently served as the Chief Operating Officer of ContraVir Pharmaceuticals (NASDAQ: CTRV) where she was instrumental in the establishment and build-out of its global development organization with responsibility and oversight for Clinical Development, Regulatory, Manufacturing, Quality, and Project Management functions, including the leadership of the global development efforts for the company’s antiviral portfolio.

From 2013 to 2015, Dr. Matkovits served as Global Program Leader at NPS Pharmaceuticals where she led the integration of two commercial assets acquired from Takeda into NPS, and led the company in the successful approval of Natpara in the U.S. During her tenure, Dr. Matkovits was a key contributor in the expansion of NPS from a U.S.-centric to a global development and commercial organization.

Prior to her time at NPS, Dr. Matkovits was Vice President, Innovation Leader at the Medicines Company, where she led the successful global development and registration of oritavancin, which is now approved and commercialized in the U.S. and EU as ORBACTIV. Earlier in her career, Dr. Matkovits held a number of global leadership positions at Novartis across Global Development and the U.S. Commercial Organization, including as Head, Strategic Planning and Operations, U.S. Medical and Drug Regulatory Affairs.

Dr. Matkovits began her career at the Roche Institute of Molecular Biology and Organon where she held positions in clinical development in women’s health and research in the area of infertility.

Dr. Matkovits serves on the Board of Directors of BioSurplus and also serves as an Independent Director of Aradigm Corporation (NASDAQ: ARDM). Dr. Matkovits was recently appointed to serve on the Board of Appili Therapeutics. Dr. Matkovits was selected to participate in Women in Bio’s Boardroom Ready Program in 2016. Dr. Matkovits earned her Ph.D. in Biochemistry and Molecular Biology from the University of Medicine and Dentistry of NJ.

Frank Calamusa, CSCP

Mr. Calamusa is an established biotech CMC leader with 20+ years of experience in managing all aspects of early stage pharmaceutical development through product commercialization in both small molecule and biologics. He joins Matinas having most recently served as Director, Pharmaceutical Development/Head of Manufacturing & Product Development at ContraVir Pharmaceuticals (NASDAQ: CTRV), where he was responsible for the development and implementation of clinical supply strategies for the antiviral portfolio ranging from pre-clinical to Phase 3. He also was responsible for leading and overseeing all company chemistry, manufacturing and controls (CMC) activities including manufacturing, quality, and regulatory submissions. Over the course of his career, Mr. Calamusa also served as Director, Global Supply Planning & Project Management at the Medicines Company and Director, Supply Chain Management at Merck & Co. Inc.

Mr. Calamusa earned his BS in Biology from Purdue University.

Jenel Cobb, Ph.D., PMP

Dr. Cobb is an accomplished project management professional with strong proven track record of managing global program teams to successfully deliver clinical, regulatory, manufacturing, and tox global program activities. She joins Matinas having most recently served as Senior Project Manager at ContraVir Pharmaceuticals (NASDAQ: CTRV), where she was responsible for directly supporting the COO in the development of targeted antiviral therapies, in all phases of development, in the U.S., Europe and Asia. Over the course of her career, she has served as Senior Project Manager at LabCorp Clinical Trials, Associate Project Manager at Otsuka Pharmaceutical Development & Commercialization, and Project Manager at Niiki Pharma, Inc.

Dr. Cobb earned her BS in Biology from Delaware State University, graduating with Honors, and her Ph.D. in Cellular and Molecular Pharmacology from Rutgers University & University Medicine & Dentistry of New Jersey.

About Matinas BioPharma

Matinas BioPharma is a clinical-stage biopharmaceutical company focused on developing innovative medicines using its lipid nano-crystal (LNC) platform delivery technology. The Company’s proprietary, disruptive technology utilizes lipid-crystal nano-particle cochleates to nano-encapsulate small molecules, oligonucleotides, vaccines and other medicines potentially making them safer, more tolerable, less toxic and orally bioavailable.

The Company’s lead anti-fungal product candidate, MAT2203, positions Matinas BioPharma to become a leader in the safe and effective delivery of anti-infective therapies utilizing its proprietary LNC formulation technology.

In addition, the Company is exploring development and partnership options for MAT9001, a prescription-only omega-3 fatty acid-based composition under development for hypertriglyceridemia, which has shown superiority versus Vascepa® (icosapent ethyl) in reducing serum triglycerides, Total- and Non-HDL-Cholesterol, apolipoproteins and PCSK9 levels and is positioned to potentially become a best-in-class therapy in an emerging omega-3 drug class.

For more information, please visit www.matinasbiopharma.com and connect with the Company on Twitter, LinkedIn and Facebook,

Forward Looking Statements: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s anticipated capital and liquidity needs, strategic focus and the future development of its product candidates, including MAT9001, MAT2203, the anticipated timing of regulatory submissions, the anticipated timing of clinical studies, the anticipated timing of regulatory interactions, the Company’s ability to identify and pursue development and partnership opportunities for its products or platform delivery technology on favorable terms, if at all, and the ability to obtain required regulatory approval and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to maintain and derive benefit from the Qualified Infectious Disease Product (QIDP), Orphan and/or Fast Track designations for MAT2203, which does not change the standards for regulatory approval or guarantee regulatory approval on an expedited basis, or at all; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor Contact Jenene Thomas Jenene Thomas Communications, LLC Phone: +1 (833) 475-8247 Email: mtnb@jtcir.com	Media Contact Eliza Schleifstein Scient Public Relations Phone: + 1 (917) 763-8106 Email: eliza@scientpr.com

Source: Matinas BioPharma Holdings, Inc.

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